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                                                                     EXHIBIT 2.9


                         AGREEMENT AND PLAN OF MERGER


                                BY AND  BETWEEN


                              IXL HOLDINGS, INC.,

                          IXL MERGER CORP. III, INC.

                           BOXTOP INTERACTIVE, INC.,

                                  KEVIN WALL,

                                 DAVID WYLER,

                                 LISA JANZEN,

                                  JEFF DEMMA,

                                GLEN GOLENBERG,

                                PHILIP GUSTLIN,

                                  MARC GUREN,

                              STEPHEN D. SILBERT,

                                DAVID V. KARNEY

                                      AND

                                KATHERINE NOTO


                           DATE AS OF  MAY 30, 1997

                         AGREEMENT AND PLAN OF MERGER
                          ---------------------------

     THIS AGREEMENT AND PLAN OF MERGER is entered into this 30th day of MAY, 1997, by and between BOXTOP INTERACTIVE, INC., a California corporation ("BII"), IXL HOLDINGS, INC., a Delaware corporation ("Parent"), IXL MERGER CORP. III, INC., a Delaware corporation, or its successors or assigns ("Sub"), and the shareholders of BII as listed on the signature page hereto (the "BII Shareholders").

                               R E C I T A L S:
                               - - - - - - - -

     A. BII is engaged in the business of (i) creating and designing WEB pages and providing internet hosting; and (ii) developing video conference software (the "BII Business").

     B. BII and Sub each desire to merge their respective companies and business operations, all on the terms and subject to the conditions set forth herein (the "Merger").

     C. The BII Shareholders collectively own 100% of the issued and outstanding capital stock of BII (the "BII Stock").

     D. The respective Boards of Directors and stockholders of Parent, Sub and BII have approved the Merger, upon the terms and subject to the conditions set forth herein.

     E. The parties hereto intend for the Merger to qualify, for federal income tax purposes, as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the mutual covenants, benefits, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

                                   ARTICLE I

                                  THE MERGER

     1.1 THE MERGER. Upon the terms and subject to the conditions hereof, at the Effective Time (as defined in Section 1.3 hereof), (a) BII shall be merged with and into Sub, (b) the separate existence of BII shall cease, and (c) Sub shall continue as the surviving corporation in the Merger under the laws of the State of Delaware under the name BoxTop Interactive, Inc. For purposes of this Agreement, Sub shall be referred to, for the period commencing on the Effective Time, as the "Surviving Corporation".
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     1.2  CLOSING. Subject to the satisfaction or waiver of the conditions set forth in Article VII hereof, the closing of the Merger (the "Closing") will take place at the offices of Minkin & Snyder, A Professional Corporation, One Buckhead Plaza, 3060 Peachtree Road, Suite 1100, Atlanta, Georgia 30305.

     1.3 EFFECTIVE TIME OF THE MERGER. At the Closing, the parties hereto shall cause (a) a certificate of merger (the "Certificate of Merger") to be filed with the office of the Secretary of State of the State of Delaware in accordance with the provisions of the Delaware General Corporation Law, as amended (the "DGCL"); and (b) a copy of the Certificate of Merger to be filed with the office of the Secretary of State of the State of California in accordance with the provisions of the California Corporations Code, as amended (the "CCC"). When used in this Agreement, the term "Effective Time" shall mean the time when the Certificate of Merger has been accepted for filing by the Secretary of State of the State of Delaware and California, respectively, or such time as otherwise specified in the Certificate of Merger.

     1.4 EFFECT OF THE MERGER. The Merger shall, from and after the Effective Time, have all the effects provided by the DGCL and CCC. If at any time after the Effective Time, any further action is deemed necessary or desirable to carry out the purposes of this Agreement, the parties hereto agree that the Surviving Corporation and its proper officers and directors shall be authorized to take, and shall take, any and all such action.

                                  ARTICLE II

                           THE SURVIVING CORPORATION

     2.1 CERTIFICATE OF INCORPORATION. The Amended and Restated Certificate of Incorporation of Sub, a form of which is attached hereto on Schedule 5.1, shall
                                                            ------------
be the Certificate of Incorporation of the Surviving Corporation after the Effective Time, until thereafter changed or amended as provided therein or by applicable law.

     2.2 BYLAWS. The Bylaws of Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law. A copy of the Bylaws of Sub are included on Schedule 5.1 hereto.
                                     ------------

     2.3 BOARD OF DIRECTORS; OFFICERS. The Board of Directors and officers of Sub immediately prior to the Effective Time shall be the Board of Directors and officers, respectively, of the Surviving Corporation, until the earlier of their respective resignations or the time that their respective successors are duly elected or appointed and qualified; provided, however, that the President and Chief Executive Officer of the Surviving

                                       2
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Corporation after the Effective Time will be Kevin Wall, until such time as he resigns or his successor is duly elected or appointed and qualified.

                                  ARTICLE III

                             CONVERSION OF SHARES

     3.1 MERGER CONSIDERATION. As of the Effective Time, by virtue of the Merger and without any action on the part of any stockholder of BII or Sub:

          (a) All shares of BII Stock owned by BII (including treasury shares) shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

          (b) Each issued and outstanding share of BII Stock (other than any Dissenting Shares, as defined in Section 3.2 hereof) shall be converted into, and become exchangeable for, 0.011562 shares of validly issued, fully paid and nonassessable Class B Common Stock of Parent, $.01 par value (the "Parent Stock").

          (c) Each issued and outstanding share of common stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

          (d) As additional consideration for the Merger, each issued and outstanding BII Stock Right (as defined in Section 6.4 hereof) shall be surrendered and exchanged for a specified number of options or warrants to purchase Parent Stock, as applicable, as set forth in Section 6.4 hereof.

     3.2 DISSENTING SHARES. Notwithstanding any provisions of this Agreement to the contrary, any shares of BII Stock held by a Dissenting Shareholder (as hereinafter defined) shall not be canceled as described in Section 3.1(b) hereof, but instead shall be converted into the right to receive the consideration due a Dissenting Shareholder pursuant to the DGCL or the CCC, as applicable; provided, however, that if a Dissenting Shareholder shall fail to
            --------  -------
perfect his demand, withdraw his demand or otherwise lose his right for appraisal under the terms of the DGCL or the CCC, as applicable, the BII Stock held by such Dissenting Shareholder (the "Dissenting Shares") shall be deemed to be canceled as of the Effective Time in accordance with the provisions of
Section 3.1 hereof. BII shall give Parent prompt notice of any written demands for appraisal of shares of BII Stock, and the opportunity to direct all negotiations and proceedings with respect to any such demands. Without the prior written consent of Parent, BII shall not voluntarily make any payment with respect to, settle, or offer to settle or otherwise negotiate, any such demands. All amounts paid to Dissenting

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Shareholders shall be paid without interest thereon (to the extent permitted by applicable law) by the Surviving Corporation. For purposes of this Agreement, the term "Dissenting Shareholder" shall mean a BII Shareholder who (a) objects to the Merger; and (b) complies with the applicable provisions of the DGCL and CCC concerning dissenter's rights.

     3.3 NO FURTHER RIGHTS. From and after the Effective Time, holders of certificates theretofore evidencing BII Stock shall cease to have any rights as stockholders of BII, except as provided herein or by law.

     3.4 CLOSING OF THE BII'S TRANSFER BOOKS. At the Effective Time, the stock transfer books of BII shall be closed and no transfer of BII Stock shall be made thereafter. If after the Effective Time, certificates for BII Stock are presented to Parent or the Surviving Corporation, they shall be canceled and exchanged for an amount of Parent Stock as set forth in Section 3.1 hereof, subject to applicable law in the case of Dissenting Shares.

                                  ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BII

     BII, Kevin Wall ("Wall") and David Wyler ("Wyler") jointly and severally make to Parent and Sub the representations and warranties set forth in this
Article IV, other than the representations and warranties specifically enumerated in the following sentence. In addition, the BII Shareholders (including Wall and Wyler) individually (but not jointly and severally) make the representations and warranties that are stated in this Article IV to be made by each BII Shareholder (specifically, the representations and warranties contained in Sections 4.3(b), 4.29, 4.31, 4.32, 4.33 and 4.34). The representations and warranties contained in this Article IV shall survive the Closing in accordance with Section 9.1 of this Agreement.

     4.1 ORGANIZATION AND QUALIFICATION. BII is a corporation duly organized, validly existing and in good standing under the laws of the State of California. BII has the requisite corporate power and authority to carry on the BII Business as it is now being conducted and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary. Complete and correct copies of the Articles of Incorporation and Bylaws of BII as in effect on the date hereof are attached as
Schedule 4.1 hereto. The minute book of BII, a true and complete copy of which
------------
has been delivered to Parent, (a) accurately reflects all action taken by the directors and shareholders of BII at meetings of BII's Board of Directors or shareholders, as the case may be; and (b) contains true and complete copies of, or originals of,

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

the respective minutes of all meetings or consent actions of the directors or shareholders.

     4.2 AUTHORITY. BII has the necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by BII have been duly and validly authorized and approved by BII's Board of Directors and the BII Shareholders, and no other corporate or shareholder proceedings on the part of BII, its Board of Directors or the BII Shareholders is necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by BII and each BII Shareholder, and assuming the due authorization, execution and delivery by Parent and Sub, constitutes the valid and binding obligation of BII and each BII Shareholder, enforceable against BII and each BII Shareholder in accordance with its terms.

     4.3  CAPITALIZATION.

          (a) The authorized capital stock of BII consists (i) of 50,000,000 shares of common stock, $.01 par-value, of which (A) 3,595,265 shares were validly issued and outstanding prior to the execution and delivery of the Redemption Agreements (as defined in Section 7.1(h) hereof), and (B) 2,955,265 shares are validly issued and outstanding, fully paid and nonassessable immediately following the execution and delivery of the Redemption Agreements; and (ii) 5,000,000 shares of preferred stock, $.01 par value, of which no shares are validly issued and outstanding. All outstanding capital stock of BII was issued in accordance with applicable federal and state securities laws. There are no classes of or series of capital stock of BII outstanding other than the BII Stock, and except as set forth on Schedule 4.3 hereto, no options, warrants,
                                      ------------
calls, agreements, commitments or other rights presently outstanding that would obligate BII or the any of the BII Shareholders to issue, deliver or sell shares of its capital stock, or to grant, extend or enter into any such option, warrant, call, agreement, commitment or other right. In addition to the foregoing, as of the date hereof, BII has no bonds, debentures, notes or other indebtedness issued or outstanding that have voting rights in BII. Schedule 4.3
                                                                   ------------
sets forth a list of all holders of record of BII Stock Rights, the number of shares of capital stock of BII represented by the BII Stock Rights and held by each such holder, and the exercise price for each such BII Stock Right.

          (b) Each of the BII Shareholders represents and warrants that the BII Stock held by such BII Shareholder is free and clear of any lien, charge, security interest, pledge, option, right of first refusal, voting proxies or other voting agreements, or encumbrance of any kind or nature (any of the foregoing, a "Lien").

     4.4 SUBSIDIARIES. BII has no subsidiaries and does not otherwise own or control, directly or indirectly, any equity interest in, or any security convertible into an equity interest in, any corporation, partnership, limited liability company, joint venture, association or other business entity (any of the foregoing, an "Entity").

     4.5  NO CONFLICTS, REQUIRED FILINGS AND CONSENTS. Except as set forth on
Schedule 4.5 hereto, none of the execution and delivery of this Agreement by BII
------------
or the BII Shareholders, the consummation by BII and the BII Shareholders of the transactions contemplated hereby or compliance by BII with any of the provisions hereof will:

          (a) conflict with or violate the Articles of Incorporation or Bylaws of BII;

          (b) result in a violation of any statute, ordinance, rule, regulation, order, judgment or decree applicable to BII or the BII Shareholders, or by which BII or its properties or assets may be bound or affected;

          (c) result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any note, bond, mortgage, indenture, or any material contract, agreement, arrangement, lease, license, permit, judgment, decree, franchise or other instrument or obligation to which BII is a party or by which BII or its properties may be bound or affected (collectively, for purposes of this Section 4.5, a "BII Agreement");

          (d) result in the creation of any Lien on any of the property or assets of BII; or

          (e) require any consent, waiver, license, approval, authorization, order, permit, registration or filing with, or notification to (any of the foregoing being a "Consent"), of (i) any government or subdivision thereof, whether domestic, foreign or multinational, or any administrative, governmental, or regulatory authority, agency, commission, court, tribunal or body, whether domestic, foreign or multinational (a "Governmental Entity"), except for the filing of the Certificate of Merger pursuant to the DGCL and CCC; or (ii) any other individual or Entity (collectively, a "Person") pursuant to any BII Agreement.

     4.6 FINANCIAL STATEMENTS. BII has heretofore furnished Parent with a true and complete copy of (a) the unaudited financial statements of BII for the period ending September 30, 1996; and (b) the unaudited financial statements of BII for the period ending March 31, 1997, a copy of each of which is attached hereto as Schedule 4.6 (collectively herein referred to as the
          ------------

"BII Financial Statements"). The BII Financial Statements have been prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited financial statements, for the absence of footnotes and normal year-end adjustments) consistently followed throughout the period indicated, and present fairly, in all material respects, the financial position and operating results of BII as of the dates, and during the periods, indicated therein.

     4.7  ABSENCE OF CHANGES. Except as provided in Schedule 4.7 hereto and
                                                    ------------
except as contemplated by this Agreement, since March 31, 1997, (a) BII has not entered into any transaction that was not in the ordinary course of business;
(b) there has been no sale, assignment, transfer, mortgage, pledge, encumbrance or lease of any material assets or properties of BII; (c) there has been (i) no declaration or payment of a dividend, or any other declaration, payment or distribution of any type or nature to any shareholder of BII in respect of its stock, whether in cash or property, and (ii) no purchase or redemption of any shares of the capital stock of BII; (d) there has been no declaration, payment, or commitment for the payment, by BII, of a bonus or other additional salary, compensation, or benefit to any employee of BII that was not in the ordinary course of business; (e) there has been no release, compromise, waiver or cancellation of any debts to or claims by BII, or waiver of any rights of BII, in each case having a value in excess of $10,000; (f) there have been no capital expenditures in excess of $10,000 for any single item, or $25,000 in the aggregate; (g) there has been no change in accounting methods or practices or revaluation of any assets of BII (other than BII Accounts Receivable (as defined in Section 4.26 hereof) written down in the ordinary course of business that are not in excess of $10,000 for any single BII Account Receivable and $25,000 in the aggregate); (h) there has been no material damage, destruction or loss of physical property (whether or not covered by insurance) adversely affecting the BII Business or the operations of BII; (i) there has been no loan by BII, or guaranty by BII of any loan, to any employee of BII or to any Person related to the BII Business; (j) to the knowledge of BII, BII has not ceased to transact business with any customer that, as of the date of such cessation, represented more than 5% of the annual gross revenues of BII; (k) there has been no termination or resignation of any key employee or officer of BII, and to the knowledge of BII, no such termination or resignation is threatened; (1) there has been no amendment or termination of any material oral or written contract, agreement or license related to the BII Business, to which BII is a party or by which it is bound, except in the ordinary course of business, or except as expressly contemplated by this Agreement; (m) BII has not failed to satisfy any of its debts, obligations or liabilities related to the BII Business or the assets of BII as the same become due and owing (except for BII Accounts Payable (as defined in Section 4.27 hereof), payable in accordance with past practices and in the ordinary course of business); (n) there has been no agreement or commitment by BII to do any of the foregoing; and (o) there has been no other event or condition of any character pertaining to and materially affecting the assets or financial condition of BII or the BII Business.

     4.8  UNDISCLOSED LIABILITIES. Except as set forth on Schedule 4.8 hereto,
                                                          ------------
BII has no debt, liability or obligation of any kind, whether accrued, absolute or otherwise, including, without limitation, any liability or obligation on account of taxes or any governmental charges or penalty, interest or fines, except (a) liabilities not in excess of $50,000 (whether individually or in the aggregate) incurred in the ordinary course of business after March 31, 1997; (b) liabilities reflected on the BII Financial Statements; and (c) liabilities incurred as a result of the transactions contemplated by this Agreement.

     4.9  TITLE TO PROPERTIES. Except as set forth on Schedule 4.9 hereto, BII
                                                      ------------
has good and marketable title to all property and assets used in the BII Business (other than BII Real Property (as defined in Section 4.12 hereof)), and good title to all of its leasehold interests, in each case, free and clear of any and all Liens other than liens for taxes not yet due and payable.

     4.10 EQUIPMENT. Schedule 4.10 hereto sets forth a true and correct list of
                     -------------
all items of tangible personal property (including, without limitation, computer hardware) necessary for or used in the operation of the BII Business in the manner in which it has been and is now operated by BII ("the BII Equipment"), except for personal property having a net book value of less than $1,000. Except as set forth on Schedule 4.10, each material item of BII Equipment is in good
                -------------
condition and repair, ordinary wear and tear excepted.

     4.11 INTELLECTUAL PROPERTY.

          (a) BII owns, or is validly licensed or otherwise has the right to use or exploit, all BII Intellectual Property Rights (as hereinafter defined), free of any obligation to make any payment (whether of a royalty, license fee, compensation or otherwise). No claims are pending or, to the knowledge of BII, threatened, that BII is infringing or otherwise adversely affecting the rights of any Person with regard to any BII Intellectual Property Right. BII has used commercially reasonable efforts to protect the BII Intellectual Property Rights, and, to the knowledge of BII, no Person is infringing the rights of BII with respect to any BII Intellectual Property Right. To the knowledge of BII, neither BII nor any employee, agent or independent contractor of BII has used, appropriated or disclosed, directly or indirectly, any trade secrets or other proprietary or confidential information of any other Person, or otherwise violated any confidential relationship with any other Person. To the knowledge of BII, use of the name "BoxTop Interactive, Inc." does not infringe upon the rights of any

Person. For purposes of this Section 4.11(a), the term "BII Intellectual Property Right(s)" shall mean all material proprietary technology, trade secrets, know-how, patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights, and other intellectual property rights used or required to be used by BII in the conduct of the BII Business.

          (b) BII currently licenses, or otherwise has the legal right to use, all of the BII Software (as hereinafter defined) (including any upgrades, alterations or enhancements with respect thereto), and all of the BII Software is being used in compliance with any applicable licenses or other agreements. For purposes of this Section 4.11(b), the term "BII Software" shall mean all material computer software used or required to be used by BII in the conduct of the BII Business.

     4.12 REAL PROPERTY. Except as set forth on Schedule 4.12 hereto:
                                                -------------

          (a) BII has good and valid leasehold interest in all real property (including all buildings, improvements and fixtures thereon) used in the operation of the BII Business (the "BII Real Property"). BII owns no real property. Except for liens for current taxes not yet due and the items set forth on Schedule 4.12, there are no Liens on BII's interest in any of the BII Real
   -------------
Property.

          (b) There are no parties in possession of any portion of the BII Real Property other than BII, whether as sublessees, subtenants at will, trespassers or otherwise.

          (c) There are water, sewer, gas and electrical lines presently in existence on the BII Real Property that are sufficient to service adequately the operations of the BII Business as presently operated in each building located on the BII Real Property.

          (d) To the knowledge of BII, there is no pending or threatened condemnation or similar proceeding affecting the BII Real Property or any portion thereof, and, to the knowledge of BII, no such action is presently contemplated.

          (e) To the knowledge of BII, there are no laws, ordinances, restrictions, judicial or administrative actions, actions by adjacent landowners, or natural or artificial conditions upon the BII Real Property, or any other fact or condition, that would have a material adverse effect upon the use of the BII Real Property for the operation of the BII Business.

          (f) To the knowledge of BII, BII's use, operation and maintenance of the BII Real Property does not violate any restrictive covenants affecting the BII Real Property, or any zoning, building or other federal, state or municipal law, ordinance, regulation or restriction.

          (g) To the knowledge of BII, there is no law, ordinance, order, regulation or requirement now in existence or under active consideration by any Governmental Entity, that would require, under the provisions of any of the BII Leases (as hereinafter defined), any material expenditure by BII to modify or improve any of the BII Real Property to bring it into compliance therewith.

          (h) To the knowledge of BII, there are no structural, or material electrical, mechanical, plumbing, or other defects in the buildings located on the BII Real Property and the buildings thereon are free from leaks.

     4.13 LEASES. Schedule 4.13 hereto sets forth a list of all leases pursuant
                  -------------
to which BII leases, as lessor or lessee, real or personal property used in operating the BII Business or otherwise (the "BII" Leases"). Copies of the BII Leases, which have previously been provided to Parent, are true and complete copies thereof. All of the BII Leases are valid, binding and enforceable in accordance with their respective terms against BII (and, to the knowledge of BII, against the other parties thereto), and there is not under any such BII Lease any existing default by BII, or, to the knowledge of BII, by any other party thereto, or any condition or event of that, with notice or lapse of time or both, would constitute a default. BII has not received written notice that the landlord of any of the BII Leases intends to cancel, suspend or terminate the BII Leases or to exercise or not exercise any options under any of the BII Leases. The current offices used by BII are suitable for the operation of the BII Business in the manner in which it is now being conducted by BII.

     4.14 CONTRACTS. Except as set forth on Schedule 4.14 hereto, BII is not,
                                            -------------
directly or indirectly, a party (in its own name or as a successor in interest), or otherwise bound by, any written or oral:

          (a) material service agreement or commitment (including, without limitation, agreements or commitments covering business and office equipment, repairs, interior design, outdoor landscaping, graphics, sanitation, voice mail, advertising, and vending machines);

          (b) material supplier agreement or commitment (including, without limitation, agreements or commitments involving office supplies, cleaning supplies, food/refreshment supplies);

          (c) material agreement or commitment with any customer of BII (including without limitation any agreement or commitment providing for a retainer) entered into on or prior to May 27, 1997;

          (d) shareholder agreement (including voting agreements, proxies and the like);

          (e) employment agreement;

          (f) agreement or commitment relating to computer systems, including those relating to hardware, software, maintenance, and upgrades;

          (g) agreement or commitment with a term of more than one year;

          (h) merger or acquisition agreement or commitment whereby BII acquired or disposed of (or will acquire or dispose of) stock or assets;

          (i) agreement or commitment on the part of BII to loan money to, or to guarantee the indebtedness of, any third party;

          (j) agreement or commitment on the part of BII to borrow money from, or receive a guarantee of indebtedness from, any third party, including, without limitation, any agreement in connection therewith creating a Lien on any of the property or assets of BII;

          (k) agreement or commitment containing covenants (i) limiting, directly or indirectly, the freedom of BII (or, to the knowledge of BII or the BII Shareholders, a material employee of BII) to compete in any line of business in any geographical area; (ii) limiting, directly or indirectly, the freedom of BII to use any Intellectual Property Right in any geographic area; or (iii) requiring BII, directly or indirectly, to share any profits or revenues;

          (1) material warranty arrangements (whether BII is the provider or the recipient);

          (m) agreement or commitment including dividend restrictions or other negative covenants;

          (n) indemnity agreements or commitments given or received by BII; or

          (o) any other material agreement or commitment relating to BII or the BII Business.

     True and complete copies of each such written contract or commitment, and a true and complete narrative description of any oral contract or commitments, listed on Schedule 4.14 (collectively, the "BII Contracts") have previously
          -------------
been made
available to Parent. Neither BII nor, to the knowledge of BII, any other party to any of the BII Contracts, (x) is in default under (nor does there exist any condition that, with notice or lapse of time or both, would cause such a default under) any of the BII Contracts, or (y) has waived any right it may have under any of the BII Contracts, the waiver of which would have a material adverse effect on the assets or financial condition of BII or the BII Business taken as a whole. All of the BII Contracts constitute the valid and binding obligation of BII, and, to the knowledge of BII, the other parties thereto. For purposes of this Agreement, an agreement or commitment shall be deemed to be "material" to the extent such agreement or commitment obligates BII to pay, or entitles BII to receive, in any one year or in the aggregate, in excess of $10,000. In addition to the foregoing, BII hereby represents and warrants that the aggregate value of all payment obligations, and rights to receive payments, under agreements, contracts and commitments (whether oral or in writing) to which BII is a party or by which it is otherwise bound, that would not be considered "material" in accordance with the preceding sentence, and that are not listed on Schedule 4.
                                                                   ----------
14, is less than $200,000 (calculating such value by adding together the value
--
of rights and obligations, and not by determining the net amount thereof).

     4.15 DIRECTORS AND OFFICERS. Schedule 4.1.5 hereto sets forth a list, as of
                                  --------------
the date of this Agreement, of the name of each director and officer of BII and the offices held by each.

     4.16 PAYROLL INFORMATION. Schedule 4.16 hereto sets forth a true and
                               -------------
complete copy of the most recent payroll report of BII, showing all current employees of BII and their current levels of compensation, other than bonuses and other extraordinary compensation. BII has paid all compensation required to be paid to employees of BII on or prior to the date hereof.

     4.17 LITIGATION. Except as set forth on Schedule 4.17 hereto, there is no
                                             -------------
suit, action, claim, investigation or proceeding pending or, to the knowledge of BII, threatened against or affecting BII, the BII Business, or the BII Shareholders, nor is there any judgment, decree, injunction or order of any applicable Governmental Entity or arbitrator outstanding against BII that, either individually or in the aggregate, would have a material adverse effect on the assets or financial condition of BII or the BII Business taken as a whole.

     4.18 EMPLOYEE BENEFIT PLANS/LABOR RELATIONS.

          (a) Except as disclosed in Schedule 4.18 hereto, there are no employee
                                     -------------
benefit plans, agreements or arrangements maintained by BII, including, without limitation, (i) "employee benefit plans," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA");
(ii) affirmative action plans; (iii) current or deferred compensation, pension, profit sharing, vacation or severance plans or programs; or (iv) medical, hospital, accident, disability or death benefit plans (collectively, "BII Benefit Plans"). All BII Benefit Plans are administered in accordance with, and are in material compliance with, all applicable laws and regulations. No default exists with respect to the obligations of BII under any BII Benefit Plans.

          (b) BII is not a party to any collective bargaining agreement, no such agreement determines the terms and conditions of employment of any employee of BII, no collective bargaining agent has been certified as a representative of any of the employees of BII, no representation campaign or election is now in progress with respect to any employee of BII and there are no labor disputes, grievances, controversies, strikes or requests for union representation pending, or, to the knowledge of BII, threatened, relating to or affecting the BII Business. To the knowledge of BII, no event has occurred that could give rise to any such dispute, controversy, strike or request for representation.

     4.19 ERISA.

          (a) All BII Benefit Plans that are subject to ERISA have been administered in accordance with, and are in material compliance with, the applicable provisions of ERISA. Each of BII Benefit Plans that is intended to meet the requirements of Section 401(a) of the Code has been determined by the Internal Revenue Service to meet such requirements within the meaning of such provision. No BII Benefit Plan is subject to Title IV of ERISA or Section 412 of the Code. BII has not engaged in any non-exempt "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving BII Benefit Plans that would subject BII to the penalty or tax imposed under Section 502(i) of ERISA or Section 4975 of the Code. BII has not engaged in any transaction described in Section 4069 of ERISA within the last five years. Except as disclosed in Schedule 4.19 hereto or pursuant to the terms of
                              -------------
BII Benefit Plans, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation or golden parachute) becoming due to any director or other employee of BII, (ii) increase any benefits otherwise payable under any BII Benefit Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits to any extent.

          (b) No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any BII Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and that is intended to meet the requirements of Section 401(a) of the Code, or by any entity that is considered one employer with BII under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"), within the 12-month period ending on the date hereof. BII has not incurred any liability to the Pension Benefit Guaranty Corporation in respect of any BII Benefit Plan that remains unpaid.

     4.20 TAXES.

          (a) BII has duly and timely filed all federal, state and local income, franchise, excise, real and personal property and other tax returns and reports, including extensions, required to have been filed by BII on or prior to the date hereof. BII has duly and timely paid all taxes and other governmental charges, and all interest and penalties with respect thereto, required to be paid by BII (whether by way of withholding or otherwise) to any federal, state, local or other taxing authority (except to the extent the same are being contested in good faith, and adequate reserves therefore have been provided in the BII Financial Statements). As of the date hereof, all deficiencies proposed as a result of any audits have been paid or settled.

          (b) BII is not a party to, or bound by, or otherwise in any way obligated under, any tax sharing or similar agreement.

          (c) BII has not consented to have the provisions of Section 341(f)(2) of the Code (or comparable state law provisions) apply to it, and BII has not agreed or been requested to make any adjustment under Section 481(c) of the Code by reason of a change in accounting method or otherwise.

          (d) As of the date hereof, BII has made all payments required to be made by it under that certain IRS Form 433-D Installment Agreement, dated as of November 11, 1996.

     4.21 COMPLIANCE WITH APPLICABLE LAWS. BII holds all material permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary to own, lease or operate all of the assets and properties of BII, and to carry on the BII Business as now conducted (the "BII Permits"). To the knowledge of BII, BII is in material compliance with all applicable laws, ordinances and regulations and the terms of the BII Permits. Schedule 4.21
                                                             -------------
hereto sets forth a list of the BII Permits, a true and correct copy of each of which has been provided to Parent.

     4.22 BOARD OF DIRECTOR/SHAREHOLDER CONSENT. Both the Board of Directors BII and the BII Shareholders have, by all requisite action under applicable law, adopted and approved this Agreement and the transactions contemplated hereby (including, without limitation, the Merger).

     4.23 BROKERS. Except as set forth on Schedule 4.23 hereto, no broker or
                                          -------------
finder is entitled to any broker's or finder's fee or other commission in connection with the transactions contemplated by this Agreement as a result of arrangements made by or on behalf of BII.

     4.24 ENVIRONMENTAL MATTERS.

          (a) To the knowledge of BII, no real property currently or formerly owned or operated by BII is contaminated with any Hazardous Substances (as hereinafter defined);

          (b) BII is not a party to any litigation or administrative proceeding nor, to the knowledge of BII, is any litigation or administrative proceeding threatened against it, that, in either case, asserts or alleges that BII (i) violated any Environmental Laws (as hereinafter defined); (ii) is required to clean up, remove or take remedial or other response action due to the disposal, deposit, discharge, leak or other release of any Hazardous Substances; or (iii) is required to pay all or a portion of the cost of any past, present or future cleanup, removal or remedial or other action that arises out of or is related to the disposal, deposit, discharge, leak or other release of any Hazardous Substances.

          (c) To the knowledge of BII, there are not now nor have there previously been tanks or other facilities on, under, or at any real property owned, leased, used or occupied by BII containing materials that, if known to be present in soils or ground water, would require cleanup, removal or other remedial action under Environmental Laws.

          (d) To the knowledge of BII, there are no conditions existing currently that would subject BII or the BII Shareholders ,(as owners of BII) to damages, penalties, injunctive relief or cleanup costs under any Environmental Laws, or that would require cleanup, removal, remedial action or other response pursuant to Environmental Laws.

          (e) To the knowledge of BII, BII is not subject to any judgment, order or citation related to or arising out of any Environmental Laws and has not been named or listed as a potentially responsible party by any Governmental Entity in a matter related to or arising out of any Environmental Laws.

          (f) For purposes of this Agreement, (i) the term "Environmental Law" means any federal, state or local law (including statutes, regulations, ordinances, codes, rules, judicial opinions and other governmental restrictions and requirements), relating to the discharge of air pollutants, water pollutants, noise, odors or process waste water, or otherwise relating to the environment or hazardous or toxic substances; and (ii) the term "Hazardous Substance" means any toxic or hazardous substance that is regulated by or under authority of any Environmental Law, including, without limitation, any petroleum products, asbestos or polychlorinated biphenyls.

     4.25 INTEREST IN CUSTOMERS, SUPPLIERS AND COMPETITORS. Except as provided in Schedule 4.25 hereto, no officer, director, shareholder or employee of BII,
   -------------
and no family member of any of the foregoing, has any direct or indirect material interest in any material customer, supplier or competitor of BII, or in any Person from whom or to whom BII leases any real or personal property, or in any other Person with whom BII is doing business, whether directly or indirectly (including, without limitation, as a debtor or creditor), whether in existence as of the date hereof or proposed, other than the ownership of stock of publicly traded corporations that does not exceed 1% of the issued and outstanding stock of such corporation.

     4.26 ACCOUNTS RECEIVABLE. All accounts, notes, contracts and other receivables of BII (collectively, "BII Accounts Receivable") were acquired by BII in the ordinary course of business arising from bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto. To the knowledge of BII, there are no set-offs, counterclaims or disputes asserted with respect to any BII Accounts Receivable that would result in claims in excess of the reserve for bad debts set forth on the BII Financial Statements and, to the knowledge of BII, subject to such reserve, all BII Accounts Receivable are collectible in full. Schedule 4.26 hereto is a true
                                                 -------------
and complete aging report prepared as of April 16, 1997, which shows the time elapsed since invoice date for all BII Accounts Receivable.

     4.27 ACCOUNTS PAYABLE. All material accounts, notes, contracts and other amounts payable of BII (collectively, "BII Accounts Payable") are currently within their respective terms, and are neither in default nor otherwise past due by more than 90 days. Schedule 4.27 hereto is a true and complete aging report
                      -------------
prepared as of April 16, 1997, which shows the time elapsed since invoice date for all BII Accounts Payable.

     4.28 INSURANCE. BII currently maintains, in full force and effect, all insurance policies that are either (a) required to be maintained for the conduct of the BII Business or the ownership of BII's property (both real and personal); or (b) otherwise maintained by companies engaged in a business comparable to the BII Business (collectively, the "BII Insurance Policies"). The BII Insurance Policies are listed on Schedule 4.28 hereto, and true and complete copies of all
                       -------------
BII Insurance Policies have previously been provided to Parent. BII (i) is not in default regarding the provisions of any BII Insurance Policy; (ii) has paid all premiums due thereunder; and (iii) has not failed to present any notice or present any material claim thereunder in a due and timely fashion.

     4.29 BANKRUPTCY. BII hereby represents and warrants that it has not, and each BII Shareholder hereby represents and warrants that he or she has not, filed a petition or request for reorganization or protection or relief under the bankruptcy laws of the United States or any state or territory thereof, made any general assignment for the benefit of creditors, or consented to the appointment of a receiver or trustee, including a custodian under the United States bankruptcy laws, whether such receiver or trustee is appointed in a voluntary or involuntary proceeding.

     4.30 BII DEBT. As of the date one day prior to the date hereof, the aggregate amount of BII Debt (as hereinafter defined) outstanding was no greater than $2,365,680. For purposes of this Agreement, the term "BII Debt" shall mean and include (i) the aggregate amount of debt for borrowed money (including any bank overdrafts), customer advances (other than advances made by Interactive Channel, Inc.), deferred income and capitalized leases of BII, together with accrued interest on any of the foregoing; (ii) the aggregate purchase price required to be paid by BII for the repurchase of certain of the outstanding capital stock of BII pursuant to the Redemption Agreements; and (iii) the amount required to be paid for the BoxTop Entertainment license (as described on
Schedule 4.14 hereto); provided, however, that BII Debt shall be reduced by any
--------------
cash of BoxTop (determined in accordance with generally accepted accounting principles) as of such date.

     4.31 ACCREDITED INVESTORS; INVESTMENT PURPOSE. Each BII Shareholder represents that he is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). Each BII Shareholder further represents that he is acquiring the Parent Stock solely for his own account for investment and not with a view to, or for sale in connection with, any distribution thereof. Each BII Shareholder agrees that he will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Parent Stock (or solicit any offers to buy, purchase or other acquire or take a pledge of any such shares) except in compliance with the Securities Act and the rules and regulations thereunder, other applicable laws, rules and regulations, and the First Amended and Restated Stockholders' Agreement of Parent, as amended effective the date hereof (the "Stockholders' Agreement").

     4.32 RESTRICTIONS ON TRANSFER. Each BII Shareholder acknowledges that (a) the Parent Stock received by him hereunder has not been registered under the Securities Act; (b) the Parent Stock may be required to be held indefinitely, and each BII Shareholder must continue to bear the economic risk of the investment in such shares unless such shares are subsequently registered under the Securities Act or an exemption from such registration is available; (c) there may not be any public market for the Parent Stock in the foreseeable future; (d) Rule 144 promulgated under the Securities Act is not presently available with respect to sales of any securities of Parent, and such Rule is not anticipated to be available in the foreseeable future; (e) when and if Parent Stock may be disposed of without registration in reliance upon Rule 144, such disposition generally can be made only in limited amounts and in accordance with the terms and conditions of such Rule; (f) if the exemption afforded by Rule 144 is not available, public sale without registration will require the availability of an exemption under the Securities Act; (g) the Parent Stock is subject to the terms and conditions of the Stockholders, Agreement; (h) restrictive legends shall be placed on the certificates representing Parent Stock; and (i) a notation shall be made in the appropriate records of Parent indicating that Parent Stock is subject to restrictions on transfer and, if Parent should in the future engage the services of a stock transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to Parent Stock.

     4.33 ABILITY TO BEAR RISK; ACCESS TO INFORMATION; SOPHISTICATION. Each BII Shareholder represents and warrants that (a) his financial situation is such that he can afford to bear the economic risk of holding Parent Stock acquired by him hereunder for an indefinite period; (b) he can afford to suffer the complete loss of such Parent Stock; (c) he has been granted the opportunity to ask questions of, and receive answers from, representatives of Sub and Parent concerning the terms and conditions of the Parent Stock and to obtain any additional information that he deems necessary; (d) his knowledge and experience in financial business matters is such that he is capable of evaluating the merits and risk of ownership of the Parent Stock; and (e) he has carefully reviewed the terms of the Stockholders' Agreement and has evaluated the restrictions and obligations contained therein.

     4.34 CONFIDENTIAL MEMORANDUM. Each of the BII Shareholders represents and warrants that he or she (i) has received a copy of the Confidential Memorandum, dated May 21, 1997 (the "Memorandum"); (ii) has carefully examined the Memorandum, and has had an opportunity to ask questions of, and receive answers from, representatives of Parent, and to obtain additional information concerning Parent and its Subsidiaries (as hereinafter defined); (iii) does not require additional information regarding Parent or its Subsidiaries in connection with the Merger.

     4.35 DISCLOSURE. No statement of fact by BII contained in this Agreement and no written statement of fact furnished by BII to Parent or Sub pursuant to or in connection with this Agreement contains contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein contained not misleading.

                                   ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

     Each of Parent and Sub represents and warrants to BII and the BII Shareholders, which representations and warranties shall survive the Closing in accordance with Section 9.1 of this Agreement, as follows:

     5.1 ORGANIZATION AND QUALIFICATION. Each of Parent and its Subsidiaries (as defined in Section 9.12 hereof) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each of Parent and its Subsidiaries has the requisite corporate power and authority to carry on its business as it is now being conducted and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary. Complete and correct copies of the Certificates of Incorporation and Bylaws of Parent and Sub as in effect on the date hereof are attached as Schedule 5.1 hereto. The minute
                                                ------------
books of Parent and Sub, a true and complete copy of each of which has been made available to BII, (a) accurately reflects all action taken by the directors and shareholders of Parent at meetings of Parent's Board of Directors or shareholders, as the case may be; and (b) contains true and complete copies of, or originals of, the respective minutes of all meetings or consent actions of the directors or shareholders.

     5.2 AUTHORITY. Each of Parent and Sub has the necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by each of Parent and Sub have been duly and validly authorized and approved by their respective Board of Directors and shareholders, and no other corporate or shareholder proceedings on the part of either Parent or Sub, or their respective boards of directors or shareholders, are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Sub, and assuming the due authorization, execution and delivery by BII and the BII Shareholders, constitutes the valid and binding obligation of each of Parent and Sub, enforceable against each of Parent and Sub in accordance with its terms.

     5.3  NO CONFLICTS, REQUIRED FILINGS AND CONSENTS. Except as set forth on
Schedule 5.3 hereto, none of the execution and delivery of this Agreement by
-------------
Parent or Sub, the consummation by Parent and Sub of the transactions contemplated hereby or compliance by Parent and Sub with any of the provisions hereof Will:

          (a) conflict with or violate the Certificate of Incorporation or Bylaws of Parent or Sub, or the organizational documents of any other Subsidiaries;

          (b) result in a violation of any statute, ordinance, rule, regulation, order, judgment or decree applicable to Parent or its Subsidiaries, or by which Parent, any of its Subsidiaries, or their respective properties or assets may be bound or affected;

          (c) result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any note, bond, mortgage, indenture, or any material contract, agreement, arrangement, lease, license, permit, judgment, decree, franchise or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which Parent, any of its Subsidiaries or their respective properties may be bound or affected (collectively, for purposes of this Section 5.3, an "IXL Agreement");

           (d) result in the creation of any Lien on any of the property or assets of Parent or any of its Subsidiaries; or

           (e) require any Consent of (i) any Governmental Entity (except for
(x) compliance with any applicable requirements of any applicable securities laws, and (y) the filing of the Certificate of Merger pursuant to the DGCL and CCC; or (ii) any other Person.

     5.4  LITIGATION. Except as set forth on Schedule 5.4 hereto, there is no
                                             -------------
suit, action, claim, investigation or proceeding pending or, to the knowledge of Parent, threatened against or affecting Parent or its Subsidiaries, nor is there any judgment, decree, injunction or order of any applicable Governmental Entity or arbitrator outstanding against Parent or its Subsidiaries that, either individually or in the aggregate, would have a material adverse effect on the assets, business or financial condition of Parent and its Subsidiaries, taken as a whole.

     5.5  BROKERS. Except as disclosed on Schedule 5.5 hereto, No broker or
                                          -------------
finder is entitled to any broker's or finder's fee in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.

     5.6  PARENT STOCK.

          (a) As of the date hereof the authorized capital stock of Parent consists of (i) (A) 250,000 shares of Class A Common Stock, $.01 par value (the "Class A Common Stock"), of which no shares are validly issued and outstanding, and (B) 1,000,000 shares of Class B Common Stock, $.01 par value, of which 45,292 shares are validly issued and outstanding (without taking into account any shares of Parent Stock to be issued pursuant to this Agreement), fully paid and nonassessable; and (ii) 250,000 shares of Class A Convertible Preferred stock, of which 157,760 shares are validly issued and outstanding, fully paid and nonassessable. All outstanding capital stock of Parent was issued in accordance with applicable federal and state securities laws. Except as set forth on Schedule 5.6(a) hereto, there are
                                              ----------------
no options, warrants, calls, agreements, commitments or other rights presently outstanding that would obligate Parent to issue, deliver or sell shares of its capital stock, or to grant, extend or enter into any such option, warrant, call, agreement, commitment or other right. In addition to the foregoing, as of the date hereof, Parent has no bonds, debentures, notes or other indebtedness issued or outstanding that have voting rights in Parent.

          (b) The holders of record as of the Effective Time of the outstanding shares of capital stock of Parent, together with the number of shares of capital stock then outstanding, are set forth on a pro forma basis on Schedule 5.6(b)
                                                              ---------------
hereto.

          (c) When delivered to the BII Shareholders in accordance with the terms hereof, the Parent Stock will (i) be duly authorized, fully paid and nonassessable, (ii) represent 43.0% of the issued and outstanding shares of Parent Stock, (iii) represent, on an as-converted and fully diluted basis, 14.4% of the issued and outstanding capital stock of Parent, and (iv) be free and clear of all Liens.

   5.7    SUBSIDIARIES. Except as set forth on Schedule 5.7 hereto, Parent has
                                               -------------
no subsidiaries and does not otherwise own or control, directly or indirectly, any equity interest in, or any security convertible into an equity interest in, any Entity. Schedule 5.7 hereto lists the name of each of the Subsidiaries of
            -------------
Parent, and indicates their respective jurisdictions of incorporation and authorized and outstanding capitalization.

     5.8 FINANCIAL STATEMENTS. Parent has heretofore furnished BII with a true and complete copy of (a) the audited financial statements of iXL Interactive Excellence, Inc. (n/k/a iXL, Inc.) for the years ended December 31, 1993, 1994 and 1995, and for the-four-month period ending April 30, 1996; (b) audited combined financial statements for Creative Video, Inc. (n/k/a iXL, Inc.), Creative Video Library, Inc. and Entrepreneur Television, Inc. for the years ending December 31, 1993, 1994 and 1995, and for the four-month period ending April 30, 1996; (c) the audited consolidated financial statements for Parent and its Subsidiaries for the eight months ended December 31, 1996; and (d) the unaudited consolidated financial statements for Parent and its Subsidiaries, dated March 31, 1997 (collectively herein referred to as the "Parent Financial Statements"). The Parent Financial statements have been prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited financial statements, for the exclusion of footnotes and normal year-end adjustments) consistently followed throughout the period indicated, and present fairly, in all material respects, the financial position and operating results of Parent and its Subsidiaries as of the dates, and during the periods, indicated therein.

     5.9 ABSENCE OF CHANGES. Except as provided in Schedule 5.9 hereto and
                                                   -------------
except as contemplated by this Agreement, since March 31, 1997, (a) neither Parent nor any of its Subsidiaries has entered into any transaction that was not in the ordinary course of business; (b) there has been no sale, assignment, transfer, mortgage, pledge, encumbrance or lease of any material assets or properties of Parent or any of its Subsidiaries; (c) there has been (i) no declaration or payment of a dividend, or any other declaration, payment or distribution of any type or nature to any shareholder of Parent in respect of its stock, whether in cash or property, and (ii) no purchase or redemption of any shares of the capital stock of Parent; (d) there has been no declaration, payment, or commitment for the payment by Parent or its Subsidiaries of a bonus or other additional salary, compensation, or benefit to any employee of Parent or any of its Subsidiaries that was not in the ordinary course of business; (e) there has been no release, compromise, waiver or cancellation of any debts to or claims by Parent or any of its Subsidiaries, or waiver of any rights of Parent or any of its Subsidiaries, in each case having a value in excess of $10,000;
(f) there have been no capital expenditures by Parent in excess of $100,000 for any single item, or $250,000 in the aggregate; (g) there has been no change in accounting methods or practices or revaluation of any assets of Parent or its Subsidiaries (other than Parent Accounts Receivable (as defined in Section 5.26 hereof) written down in the ordinary course of business that are not in excess of $10,000 for any single Parent Account Receivable and $25,000 in the aggregate); (h) there has been no material damage, destruction or loss of physical property (whether or not covered by insurance) adversely affecting the business or the operations of Parent or any of its Subsidiaries (referred to in this Article V as "Parent's Business"); (i) there has been no loan by Parent or any of its Subsidiaries, or guaranty by Parent or any of its Subsidiaries of any loan, to any employee of Parent or any of its Subsidiaries or to any Person related to Parent's Business; (i) to the knowledge of Parent, neither Parent nor any of its Subsidiaries has ceased to transact business with any customer that, as of the date of such cessation, represented more than 5% of the annual gross revenues of Parent and its Subsidiaries, taken as a whole; (k) there has been no termination or resignation of any key employee or officer of Parent or any of its Subsidiaries, and to the knowledge of Parent no such termination or resignation is threatened; (1) there has been no amendment or termination of any material oral or written contract, agreement or license related to the Parent's Business, to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries is bound, except in the ordinary course of business; (m) neither Parent nor any of its Subsidiaries has failed to satisfy any of its debts, obligations or liabilities related to Parent's Business, or the assets of Parent or any of its Subsidiaries, as the same become due and owing (except for Parent Accounts Payable (as defined in Section 5.27 hereof), payable in accordance with past practices and in the ordinary course of business); (n) there has been no agreement or commitment by Parent or any of its Subsidiaries to do any of the foregoing; and (o) there has been no other event or condition of any character pertaining to and materially affecting Parent's Business or the assets or financial condition of Parent and its Subsidiaries, taken as a whole.

     5.10 UNDISCLOSED LIABILITIES. Except as set forth on Schedule 5.10 hereto,
                                                          -------------
neither Parent nor any of its Subsidiaries has any debt, liability or obligation of any kind, whether accrued, absolute or otherwise, including, without limitation, any liability or obligation on account of taxes or any governmental charges or penalty, interest or fines, except (a) liabilities not in excess of $300,000 (whether individually or in the aggregate) incurred in the ordinary course of business after March 31, 1997; (b) liabilities reflected on the Parent Financial Statements; and (c) liabilities incurred as a result of the transactions contemplated by this Agreement.

     5.11 TITLE TO PROPERTIES. Except as set forth on Schedule 5.11 hereto,
                                                      -------------
Parent or one of its Subsidiaries has good and marketable title to all property and assets used in Parent's Business (other than Parent Real Property (as defined in Section 5.14 hereof)), and good title to all of its leasehold interests, in each case, free and clear of any and all Liens other than liens for taxes not yet due and payable.

     5.12 EQUIPMENT. Schedule 5.12 hereto sets forth a true and correct list of
                     -------------
all items of tangible personal property (including, without limitation, computer hardware) necessary for or used in the operation of Parent's Business in the manner in which it has been and is now operated by Parent (the "Parent Equipment"), except for personal property having a net book value of less than $1,000. Except as set forth on Schedule 5.12, each material item of Parent
                               -------------
Equipment is in good condition and repair, ordinary wear and tear excepted.

     5.13 INTELLECTUAL PROPERTY.

          (a) Except as set forth on Schedule 5.13 hereto, Parent or one of its
                                     -------------
Subsidiaries owns, or is validly licensed or otherwise has the right to use or exploit, all Parent Intellectual Property Rights (as hereinafter defined), free of any obligation to make any payment (whether of a royalty, license fee, compensation or otherwise). No claims are pending or, to the knowledge of Parent, threatened, that Parent or any of its Subsidiaries is infringing or otherwise adversely affecting the rights of any Person with regard to any Parent Intellectual Property Right. Parent and its Subsidiaries have used commercially reasonable efforts to protect the Intellectual Property Rights, and, to the knowledge of Parent, no Person is infringing the rights of Parent or its Subsidiaries with respect to any Parent Intellectual Property Right. To the knowledge of Parent, neither Parent nor any employee, agent or independent contractor of Parent has used, appropriated or disclosed, directly or indirectly, any trade secrets or other proprietary or confidential information of any other Person, or otherwise violated any confidential relationship with any other Person. To the knowledge of Parent, use of the names "iXL, Inc.", "IXL Holdings, Inc." and the other names used in the conduct of Parent's Business do not infringe upon the rights of any Person. For purposes of this
Section 5.13(a), the term "Parent Intellectual Property Right(s)" shall mean all material proprietary technology, trade secrets, know-how, patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights, and other intellectual property rights used or required to be used by Parent or its Subsidiaries in the conduct of Parent's Business.

          (b) Except as set forth on Schedule 5.13 hereto, Parent and/or its
                                     -------------
Subsidiaries currently licenses, or otherwise has the legal right to use, all of the Parent Software (as hereinafter defined) (including any upgrades, alterations or enhancements with respect thereto), and all of the Parent Software is being used in compliance with any applicable licenses or other agreements. For purposes of this Section 5.13(b), the term "Parent Software" shall mean all material computer software used or required to be used in the conduct of Parent's Business.

     5.14 REAL PROPERTY. Except as set forth on Schedule 5.14 hereto:
                                                -------------

          (a) Parent or one of its Subsidiaries has good and marketable, insurable fee simple title or good and valid leasehold interest in all real-property (including all buildings, improvements and fixtures thereon) used in the operation of Parent's Business (the "Parent Real Property"). Attached to
Schedule 5.14 are all policies of title insurance currently existing in favor of
-------------
Parent or one of its Subsidiaries with respect to the Parent Real Property. Except for liens for current taxes not yet due and the items set forth on
Schedule 5.14, there are no Liens on any of the Parent Real Property or the
--------------
interest of Parent or one of its Subsidiaries therein.

          (b) There are no parties in possession of any portion of the Parent Real Property other than Parent or one of its

Subsidiaries, whether as lessees, tenants at will, trespassers or otherwise.

          (c) There are water, sewer, gas and electrical lines presently in existence on the Parent Real Property that are sufficient to service adequately the operations of Parent Business as presently operated in each building located on the Parent Real Property.

          (d) To the knowledge of Parent, there is no pending or threatened condemnation or similar proceeding affecting the Parent Real Property or any portion thereof, and, to the knowledge of Parent, no such action is presently contemplated.

          (e) To the knowledge of Parent, there are no laws, ordinances, restrictions, judicial or administrative actions, actions by adjacent landowners, or natural or artificial conditions upon the Parent Real Property, or any other fact or condition, that would have a material adverse effect upon the use of the Parent Real Property for the operation of Parent's Business.

          (f) Parent has not received any notice from any insurance company of any defects or inadequacies in the Parent Real Property or any part thereof that would materially adversely affect the insurability of Parent's or its Subsidiaries' interest in the Parent Real Property or the premiums for the insurance thereof.

          (g) To the knowledge of Parent, neither Parent's nor its Subsidiaries, use, operation and maintenance of the Parent Real Property violates any restrictive covenants affecting the Parent Real Property, or any zoning, building or other federal, state or municipal law, ordinance, regulation or restriction.

          (h) To the knowledge of Parent, there is no law, ordinance, order, regulation or requirement now in existence, or, to the knowledge of Parent, under active consideration by any Governmental Entity, that would require Parent or its Subsidiaries (whether directly or under the provisions of any of the Parent Leases (as hereinafter defined) or otherwise covering the Parent Real Property) to make any material expenditure to modify or improve any of the Parent Real Property to bring it into compliance therewith.

          (i) To the knowledge of Parent, there are no structural, or material electrical, mechanical, plumbing, or other defects in the buildings located on the Parent Real Property and the buildings thereon are free from leaks.

     5.15 LEASES. Schedule 5.15 hereto sets forth a list of all leases pursuant
                  -------------
to which Parent or its Subsidiaries lease, as lessor or lessee, real or personal property used in operating

Parent's Business or otherwise (the "Parent Leases"). Copies of the Parent Leases, which have previously been made available to BII, are true and complete copies thereof. All of the Parent Leases are valid, binding and enforceable in accordance with their respective terms against Parent or its Subsidiary, as applicable (and, to the knowledge of Parent, against the other parties thereto), and there is not under any such Lease any existing default by Parent or its Subsidiaries, or, to the knowledge of Parent, by any other party thereto, or any condition or event of that, with notice or lapse of time or both, would constitute a default. None of Parent or its Subsidiaries has received written notice that the landlord of any of the Parent Leases intends to cancel, suspend or terminate the Parent Leases or to exercise or not exercise any options under any of the Parent Leases.

     5.16 CONTRACTS. Except as set forth on Schedule 5.16 hereto, neither Parent
                                            --------------
nor any of its Subsidiaries is, directly or indirectly, a party (in its own name or as a successor in interest), or otherwise bound by, any written or oral:

          (a) material service agreement or commitment (including, without limitation, agreements or commitments covering business and office equipment, repairs, interior design, outdoor landscaping, graphics, sanitation, voice mail, advertising, and vending machines);

          (b) material supplier agreement or commitment (including, without limitation, agreements or commitments involving office supplies, cleaning supplies, food/refreshment supplies);

          (c) material agreement or commitment with any customer of Parent or its Subsidiaries (including without limitation any agreement or commitment providing for a retainer) entered into on or prior to May 27, 1997;

          (d) shareholder agreement (including voting agreements, proxies and the like) covering the shareholders of Parent;

          (e) employment agreement covering employees of Parent or any of its Subsidiaries;

          (f) agreement or commitment relating to computer systems, including those relating to hardware, software, maintenance, and upgrades;

          (g) agreement or commitment with a term of more than one year;

          (h) merger or acquisition agreement or commitment whereby parent or any of its subsidiaries acquired or disposed of (or will acquire or dispose of) stock or assets;

          (i) agreement or commitment on the part of Parent or any of its Subsidiaries to loan money to, or to guarantee the indebtedness of, any third party;

          (j) agreement or commitment on the part of Parent or any of its Subsidiaries to borrow money from, or receive a guarantee of indebtedness from, any third party, including, without limitation, any agreement in connection therewith creating a Lien on any of the property or assets of Parent or any of its Subsidiaries;

          (k) agreement or commitment containing covenants (i) limiting, directly or indirectly, the freedom of Parent (or, to the knowledge of Parent, a material employee of Parent or one of its Subsidiaries) or any of its Subsidiaries to compete in any line of business in any geographical area; (ii) limiting, directly or indirectly, the freedom of Parent or any of its Subsidiaries to use any Parent Intellectual Property Right in any geographic area; or (iii) requiring Parent, directly or indirectly, to share any profits or revenues;

          (1) material warranty arrangements (whether Parent or any of its Subsidiaries is the provider or the recipient);

          (m) agreement or commitment including dividend restrictions or other negative covenants;

          (n) indemnity agreements or commitments given or received by Parent or any of its Subsidiaries; or

          (o) any other material agreement or commitment relating to Parent, any of its Subsidiaries or Parent's Business.

     True and complete copies of each such written contract or commitment, and a true and complete narrative description of any oral contract or commitments, listed on Schedule 5.16 (collectively, the "Parent Contracts") have previously
          -------------
been made available to BII. Neither Parent nor any of its Subsidiaries nor, to the knowledge of Parent, any other party to any of the Parent contracts, (x) is in default under (nor does there exist any condition that, with notice or lapse of time or both, would cause such a default under) any of the Parent Contracts, or (y) has waived any right it may have under any of the Parent Contracts, the waiver of which would have a material adverse effect on the assets or financial condition of Parent and its Subsidiaries, taken as a whole, or on Parent's Business. All of the Parent Contracts constitute the valid and binding obligation of Parent (or, if applicable, its Subsidiary), and, to the knowledge of Parent, the other parties thereto. For purposes of this Agreement, an agreement or commitment shall be deemed to be "material" to the extent such agreement or commitment obligates Parent (or its Subsidiary, if applicable) to pay, or entitles Parent (or its Subsidiary) to receive, in any one year or in the aggregate, in excess of $25,000. In addition to the foregoing, Parent hereby represents and warrants that the aggregate value of all payment obligations, and rights to receive payments, under agreements, contracts and commitments (whether oral or in writing) to which Parent or any of its Subsidiaries is a party or by which any thereof is otherwise bound, that would not be considered "material" in accordance with the preceding sentence, and that are not listed on Schedule 5.16, is less than $300,000 (calculating such value
                  -------------
by adding together the value of rights and obligations, and not by determining the net amount thereof).

     5.17 DIRECTORS AND OFFICERS.  Schedule 5.17 hereto sets forth a list, as of
                                   -------------
the date of this Agreement, of the name of each director and officer of Parent and each Subsidiary and the offices held by each.

     5.18 [INTENTIONALLY OMITTED]

     5.19 EMPLOYEE BENEFIT PLANS/LABOR RELATIONS.

          (a)  Except as disclosed in Schedule 5.19 hereto, there are no
                                      -------------
employee benefit plans, agreements or arrangements maintained by Parent or any of its Subsidiaries, including, without limitation, (i) "employee benefit plans," within the meaning of Section 3(3) of ERISA; (ii) affirmative action plans; (iii) current or deferred compensation, pension, profit sharing, vacation or severance plans or programs; or (iv) medical, hospital, accident, disability or death benefit plans (collectively, "Parent Benefit Plans"). All Parent Benefit Plans are administered in accordance with, and are in material compliance with, all applicable laws and regulations. No default exists with respect to the obligations of Parent under any Parent Benefit Plans.

          (b) Neither Parent nor any of its Subsidiaries is a party to any collective bargaining agreement, no such agreement determines the terms and conditions of employment of any employee of Parent or any of its Subsidiaries, no collective bargaining agent has been certified as a representative of any of the employees of Parent or any of its Subsidiaries, no representation campaign or election is now in progress with respect to any employee of Parent or any of its Subsidiaries and there are no labor disputes, grievances, controversies, strikes or requests for union representation pending, or, to the knowledge of Parent, threatened, relating to or affecting the Parent's Business. To the knowledge of Parent, no event has occurred that could give rise to any such dispute, controversy, strike or request for representation.

     5.20 ERISA.

          (a) All Parent Benefit Plans that are subject to ERISA have been administered in accordance with, and are in material compliance with, the applicable provisions of ERISA. Each of Parent Benefit Plans that is intended to meet the requirements of Section 401(a) of the Code has been determined by the Internal Revenue Service to meet such requirements within the meaning of such provision. No Parent Benefit Plan is subject to Title IV of ERISA or Section 412 of the Code. Neither Parent nor any of its Subsidiaries has engaged in any non-exempt "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving Parent Benefit Plans that would subject Parent or any of its Subsidiaries to the penalty or tax imposed under Section 502(i) of ERISA or Section 4975 of the Code. Neither Parent nor any of its Subsidiaries has engaged in any transaction described in Section 4069 of ERISA within the last five years. Except as disclosed in Schedule 5.20 hereto or
                                                   -------------
pursuant to the terms of Parent Benefit Plans, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation or golden parachute) becoming due to any director or other employee of Parent or any of its Subsidiaries, (ii) increase any benefits otherwise payable under any Parent Benefit Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits to any extent.

          (b) No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Parent Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and that is intended to meet the requirements of Section 401(a) of the Code, or by any entity that is considered one employer with Parent under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"), within the 12-month period ending on the date hereof. Neither Parent nor any Subsidiary has incurred any liability to the Pension Benefit Guaranty Corporation in respect of any Parent Benefit Plan that remains unpaid.

     5.21 TAXES.

          (A)  Except as set forth on Schedule 5.21 hereto, all federal, state
                                      -------------
and local income, franchise, excise, real and personal property and other tax returns and reports, including extensions, required to have been filed by Parent and its Subsidiaries (including, where applicable, consolidated returns) on or prior to the date hereof have been duly and timely filed by or on behalf of Parent and its Subsidiaries. All taxes and other governmental charges, and all interest and penalties with respect thereto, required to be paid by Parent and its Subsidiaries (whether by way of withholding or otherwise) to any federal, state, local or other taxing authority have been paid by or on behalf of Parent and its Subsidiaries (except to the extent the same are being contested in good faith, and adequate reserves therefore have been provided in the Parent Financial Statements). As of the date hereof, all deficiencies proposed as a result of any audits have been paid or settled.

          (b) Neither Parent nor any of its Subsidiaries is a party to, or bound by, or otherwise in any way obligated under, any tax sharing or similar agreement.

          (c) Neither Parent nor any of its Subsidiaries has consented to have the provisions of Section 341(f)(2) of the Code (or comparable state law provisions) apply to it, and Parent has not agreed or been requested to make any adjustment under Section 481(c) of the Code by reason of a change in accounting method or otherwise.

     5.22 COMPLIANCE WITH APPLICABLE LAWS. Parent or its Subsidiaries holds all material permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary to own, lease or operate all of the assets and properties of Parent and its Subsidiaries, as appropriate, and to carry on Parent's Business as now conducted (the "Parent Permits"). To the knowledge of Parent, Parent and its Subsidiaries are in material compliance with all applicable laws, ordinances and regulations and the terms of the Parent Permits.
Schedule 5.22 hereto sets forth a list of the Parent Permits, a true and correct
-------------
copy of each of which has been made available to BII.

     5.23 BOARD OF DIRECTOR CONSENT. Both the Board of Directors of Parent and Sub have, by all requisite action under applicable law, adopted and approved this Agreement and the transactions contemplated hereby (including, without limitation, the Merger).

     5.24 ENVIRONMENTAL MATTERS.

          (a) To the knowledge of Parent, no real property currently or formerly owned or operated by Parent or its Subsidiaries is contaminated with any Hazardous Substances;

          (b) None of Parent or its Subsidiaries is a party to any litigation or administrative proceeding or, to the knowledge of Parent, is any litigation or administrative proceeding threatened against Parent or its Subsidiaries, that, in either case, asserts or alleges that Parent or any of its Subsidiaries
(i) violated any Environmental Laws; (ii) is required to clean up, remove or take remedial or other response action due to the disposal, deposit, discharge, leak or other release of any Hazardous Substances; or (iii) is required to pay all or a portion of the cost of any past, present or future cleanup, removal or remedial or other action that arises out of or is related to the disposal, deposit, discharge, leak or other release of any Hazardous Substances.

          (c) To the knowledge of Parent, there are not now, nor have there previously been, tanks or other facilities on, under, or at any real property owned, leased, used or occupied by Parent or any of its Subsidiaries containing materials that, if known to be present in soils or ground water, would require cleanup, removal or other remedial action under Environmental Laws.

          (d) To the knowledge of Parent, there are no conditions existing currently that would subject Parent or its Subsidiaries to damages, penalties, injunctive relief or cleanup costs under any Environmental Laws, or that would require cleanup, removal, remedial action or other response pursuant to Environmental Laws.

          (e) To the knowledge of Parent, neither Parent nor its Subsidiaries is subject to any judgment, order or citation related to or arising out of any Environmental Laws and,,to the knowledge of Parent, neither Parent nor its Subsidiaries have been named or listed as a potentially responsible party by any Governmental Entity in a matter related to or arising out of any Environmental Laws.

     5.25 INTEREST IN CUSTOMERS, SUPPLIERS AND COMPETITORS. Except as provided in Schedule 5.25 hereto, no officer, director, shareholder or employee of Parent
   -------------
or any of its Subsidiaries, and no family member of any of the foregoing, has any direct or indirect material interest in any material customer, supplier or competitor of Parent or any of its Subsidiaries, or in any Person from whom or to whom Parent leases any real or personal property, or in any other Person with whom Parent or any of its Subsidiaries is doing business, whether directly or indirectly (including, without limitation, as a debtor or creditor), whether in existence as of the date hereof or proposed, other than the ownership of stock of publicly traded corporations that does not exceed 1% of the issued and outstanding stock of such corporation.

     5.26 ACCOUNTS RECEIVABLE. Except as set forth on Schedule 5.26 hereto, all
                                                      -------------
accounts, notes, contracts and other receivables of Parent (collectively, "Parent Accounts Receivable") were acquired by Parent in the ordinary course of business arising from bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto. To the knowledge of Parent, there are no set-offs, counterclaims or disputes asserted with respect to any Parent Accounts Receivable that would result in claims in excess of the reserve for bad debts set forth on the Parent Financial Statements and, to the knowledge of Parent, subject to such reserve, all Parent Accounts Receivable are collectible in full. Schedule 5.26 hereto is a true and complete
                                    -------------
aging report prepared as of March

31, 1997 (or April 24, 1997, in the case of IXL-Memphis, Inc.), which shows the time elapsed since invoice date for all Parent Accounts Receivable.

     5.27 ACCOUNTS PAYABLE. All material accounts, notes, contracts and other amounts payable of Parent and its Subsidiaries (collectively, "Parent Accounts Payable") are currently within their respective terms, and are neither in default nor otherwise past due by more than 90 days. Schedule 5.27 hereto is a
                                                     -------------
true and complete aging report prepared as of March 31, 1997 (or April 9, 1997, in the case of IXL-Memphis, Inc.), which shows the time elapsed since invoice date for all Parent Accounts Payable.

     5.28 INSURANCE. Parent or one of its Subsidiaries currently maintains, in full force and effect, all insurance policies that are either (a) required to be maintained for the conduct of Parent's Business or the ownership of Parent's property (both real and personal); or (b) otherwise maintained by companies engaged in a business comparable to Parent's Business (collectively, the "Parent Insurance Policies"). The Parent Insurance Policies are listed on Schedule 5.28
                                                                  -------------
hereto, and true and complete copies of all Parent Insurance Policies have previously been made available to BII. Neither Parent nor any of its Subsidiaries (i) is in default regarding the provisions of any Insurance Policy;
(ii) has paid all premiums due thereunder; and (iii) has not failed to present any notice or present any material claim thereunder in a due and timely fashion.

     5.29 BANKRUPTCY. Neither Parent nor any of its Subsidiaries has filed a petition or request for reorganization or protection or relief under the bankruptcy laws of the United States or any state or territory thereof, made any general assignment for the benefit of creditors, or consented to the appointment of a receiver or trustee, including a custodian under the United States bankruptcy laws, whether such receiver or trustee is appointed in a voluntary or involuntary proceeding.

     5.30 DISCLOSURE. No statement of fact by Parent or Sub contained in this Agreement and no written statement of fact furnished or to be furnished by Parent or Sub to BII pursuant to or in connection with this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein contained not misleading.

     5.31 OWNERSHIP OF SUB; NO PRIOR ACTIVITIES. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. As of the Effective Time, all of the outstanding capital stock of Sub will be owned by Parent.

                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS


     6.1 PUBLIC ANNOUNCEMENTS. The parties agree that, except as may otherwise be required to comply with applicable laws and regulations (including, without limitation, applicable securities laws), public disclosure of the transactions contemplated by this Agreement shall be made only upon or after the consummation of the Merger. Any such disclosure shall be coordinated between the parties, and no party shall make any such disclosure without the prior consent of the other parties, which consent shall not be unreasonably withheld or delayed.

     6.2  EFFORTS; CONSENTS.

          (a) Subject to the terms and conditions herein provided, and fiduciary duties under applicable law, each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable, to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and the Merger c-ind to cooperate with each other in connection with the foregoing. Without limiting the generality of the foregoing, each of BII, the BII Shareholders and Parent shall use its or his reasonable efforts to (i) obtain or cause to be obtained all Consents required to be obtained in connection with the transactions contemplated by this Agreement, (ii) make or cause to be made all required filings with applicable Governmental Entities, and
(iii) use its reasonable efforts to fulfill all conditions to this Agreement.

          (b) Each of Parent and BII shall promptly provide the other with a copy of any inquiry or request for information (including notice of any oral request for information), pleading, order or other document either party receives from any Governmental Entity with respect to the matters referred to in this Section 6.2.

     6.3 TRANSFER AND GAINS TAXES AND CERTAIN OTHER TAXES AND EXPENSES. Parent agrees that, to the extent it is legally able to do so, the Surviving Corporation will pay all real property transfer, gains and other similar taxes and all documentary stamps, filing fees, recording fees and sales and use taxes, if any, and any penalties or interest with respect thereto, payable in connection with consummation of the Merger.

     6.4  OPTIONS/WARRANTS.

          (a) BII hereby covenants and agrees that, at the Effective Time, all of the outstanding options, warrants and other rights to purchase capital stock of BII (all of which are set forth on Schedule 4.3 hereto) (collectively, the
                                      ------------
"BII Stock

Rights") shall have been properly canceled, and, except for the right to receive options or warrants (as the case may be) to acquire Parent Stock described in
Section 6.4(b) below, all rights and obligations thereunder shall have been terminated.

          (b) Parent hereby covenants and agrees that, at the Effective Time, each of the holders of BII Stock Rights shall receive, as appropriate, either
(i) options to purchase that number shares of validly issued, fully paid and nonassessable Parent Stock, at an exercise price per share, as is set forth on
Schedule 6.4(b) hereto, all of which shall have been issued pursuant to the IXL
---------------
Holdings, Inc. 1996 Stock Option Plan, as amended (the "Parent Stock Option Plan"); and/or (ii) warrants to purchase that number of shares of validly issued, fully paid and nonassessable Parent Stock, at an exercise price per share, as is set forth on Schedule 6.4(b).
                          ---------------

          (c) In addition to the foregoing, at the Effective Time, Parent shall issue options to purchase 4,000 shares of validly issued, fully paid and nonassessable Parent Stock, at an exercise price of $250 per share, to those Persons listed on Schedule 6.4(c) hereto, pursuant to the Parent.Stock Option
                  ---------------
Plan. Parent hereby agrees and acknowledges that the options issued pursuant to this subsection (c) shall be in addition to any options issued in connection with acquisitions of other companies discussed by Parent and any of the BII Shareholders.

     6.5 BII DEBT. Parent hereby agrees that, as soon as reasonably practicable after the Effective Time, Parent shall cause the BII Debt to be paid or otherwise satisfied, other than BII Debt attributable to capital leases of BII.

                                  ARTICLE VII

                             CONDITIONS PRECEDENT

     7.1 CONDITIONS TO OBLIGATION OF BII AND THE BII SHAREHOLDERS TO EFFECT THE MERGER. The obligation of BII and the BII Shareholders to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

          (a) (i) the appropriate officers of Parent shall have executed and delivered to BII at the Closing, a closing certificate and incumbency certificate, substantially in the form of Exhibit "A-1" hereto (collectively
                                          ------------
"Parent's Closing Certificate"), and (ii) the appropriate officers of Sub shall have executed and delivered to BII at the Closing, a closing certificate and incumbency certificate, substantially in the form of Exhibit "A-2" hereto
                                                     ------------
(collectively "Sub's Closing Certificate");

          (b)  Parent shall have obtained all of the Consents listed on Schedule
                                                                        --------
7.1(b) hereto;
------

          (c) Parent shall have executed and delivered at the Closing an Option Agreement for each of the Persons listed on Schedule 7.1(c) hereto,
                                            ---------------
substantially in the form of Exhibit "B-" and Exhibit "B-2" hereto (each, an
                             ------------     -------------
"Option Agreement");

          (d) Parent shall have executed and delivered at the Closing a Warrant Agreement for each of the Persons listed on Schedule 7.1(d) hereto,
                                            ---------------
substantially in the form of Exhibit "C" hereto (each, a "Warrant Agreement");
                             -----------

          (e) BII shall have received a corporate certificate of good standing for Parent and Sub, and a copy of the Articles of Incorporation of Parent and Sub, both as certified by the Secretary of State of the State of Delaware;

          (f) there shall have been delivered to the BII Shareholders, duly executed by the required shareholders of Parent, the First Amendment to the First Amended and Restated Stockholders' Agreement of Parent (the "Stockholders' Agreement Amendment"), substantially in the form of Exhibit "D" hereto;
                                                    -----------

          (g) there shall have been delivered to the BII Shareholders, duly executed by Parent, a copy of an Agreement to Be Bound By the Registration Rights Agreement, substantially in the form of Exhibit "E" hereto (the
                                               -----------
"Agreement to Be Bound");

          (h) there shall have been delivered to BII duly executed copies of the Amendment to the Settlement Agreement and Mutual Release, dated as of the date hereof, between BII and certain former shareholders of BII listed thereon (the "Redemption Agreements"), and the transactions contemplated thereby shall have been consummated in accordance with the terms thereof;

          (i) Parent shall have complied with its obligations under Section 6.4(b), 6.4(c) and 6.5 hereof;

          (j) Parent shall have duly executed and delivered to BII the Assumption Agreement, dated of even date herewith, between Parent and BII;

          (k) BII shall have received, at the Closing, a duly executed opinion of counsel to Parent, substantially in the form of Exhibit "F" hereto ("Parent's
                                                   -----------
Opinion of Counsel"); and

          (l) BII shall have received from Parent such other documents as BII's counsel shall have reasonably requested, in form and substance reasonably satisfactory to BII's counsel.

     7.2 CONDITIONS TO OBLIGATIONS OF PARENT AND SUB TO EFFECT THE MERGER. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment, at or prior to the Effective Time of the following conditions:

          (a) the appropriate officers of BII shall have executed and delivered to Parent at the Closing, a closing certificate, substantially in the form of Exhibit "G" hereto (11BII's Closing Certificate");
-----------

          (b) BII and the BII Shareholders shall have obtained or caused to be obtained all of the Consents listed on Schedule 7.2(b) hereto;
                                       ---------------

          (c) there shall have been delivered to Parent at the Closing, (i) duly executed by each of the BII Shareholders, the Stockholders' Agreement Amendment and the Agreement to Be Bound; and (ii) duly executed by each of the Persons listed on Schedule 7.1(c) above, an Option Agreement;
                  ---------------

          (d) Parent shall have received (i) a corporate certificate of good standing for BII, and (ii) a copy of the Articles of Incorporation of BII, both as certified by the Secretary of State of California;

          (e) Parent shall have received a Tax Clearance Certificate for BII, that is valid as of the date hereof, issued by the State of California Franchise Tax Board;

          (f) the total amount of BII Debt outstanding as of the date one day prior to the date hereof shall be no greater than $2,365,680;

          (g) Parent shall have received duly executed copies of the Redemption Agreements, and the transactions contemplated thereby shall have been consummated in accordance with the terms thereof;

          (h) BII shall have complied with its obligations under Section 6.4(a) hereof (and Parent shall have received evidence thereof, in the case of the surrender of BII Stock Rights);

          (i) Parent shall have received, at the Closing, a duly executed opinion of counsel to BII and the BII Shareholder, substantially in the form of Exhibit "H" hereto ("BII's Opinion of Counsel"); and
-----------

          (j) Parent shall have received from BII or the BII Shareholders, as the case may be, such other documents as Parent's counsel shall have reasonably requested, in form and substance reasonably satisfactory to Parent's counsel.

                                 ARTICLE VIII

                                INDEMNIFICATION

     8.1  INDEMNIFICATION BY PARENT.

          (a) Parent shall indemnify and hold the BII Shareholders and BII's directors, officers and employees (collectively, the "BII Indemnified Parties") harmless from and against, and agree promptly to defend each of the BII Indemnified Parties from and reimburse each of the BII Indemnified Parties for, any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including, without limitation, reasonable attorney fees and other legal costs and expenses) (collectively a "BII Loss") that any of the BII Indemnified Parties may at any time suffer or incur, or become subject to, as a result of or in connection with:

               (i) any breach or inaccuracy of any of the representations and warranties made by Parent or Sub in or pursuant to this Agreement, or in any instrument, certificate or affidavit delivered by Parent at the Closing in accordance with the provisions hereof;

               (ii) any failure by Parent or Sub to carry out, perform, satisfy and discharge any of its respective covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any of the documents and materials delivered by Parent pursuant to this Agreement; and

               (iii) any suit, action or other proceeding arising out of, or in any way related to, any of the matters referred to in this Section 8.1.

          (b) Notwithstanding any other provision to the contrary Parent shall not have any liability under Section 8.1(a) above (i) unless the aggregate of all BII Losses for which Parent would be liable but for this sentence exceeds, on a cumulative basis, an amount equal to $200,000, and then only to the extent of such excess, (ii) for amounts in excess of $14,000,000 in the aggregate, and
(iii) unless the BII Shareholders have asserted a claim with respect to the matters set forth in Section 8.1(a)(i), or 8.1(a)(iii) to the extent applicable to Section 8.1(a)(i), within two years of the Effective Time, except with respect to the matters arising under Sections 5.19, 5.20, 5.21 or 5.24 hereof, in which event Parent must have asserted a claim within the applicable statute of limitations. Notwithstanding any implication to the contrary contained herein, the parties acknowledge and agree that a decrease in the value of Parent Stock would not, by itself, constitute a BII Loss, unless and to the extent a decrease in the value of Parent Stock has been demonstrated to be as a result of, or in connection with, any event described in Sections 8.1(a)(i), (ii) or
(iii) above.

     8.2  INDEMNIFICATION BY THE BII SHAREHOLDERS.

          (a) Wall and Wyler (the "Controlling Shareholders") shall jointly and severally, and the BII shareholders shall severally and not jointly, indemnify and hold Parent, Sub, Surviving Corporation and their respective shareholders, directors, officers and employees (collectively, the "Parent Indemnified Parties") harmless from and against, and agree to promptly defend each of the Parent Indemnified Parties from and reimburse each of the Parent Indemnified Parties for, any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including, without limitation, reasonable attorney fees (collectively, a "Parent Loss") that any of the Parent Indemnified Parties may at any time suffer or incur, or become subject to, as a result of or in connection with:

               (i) in the case of the Controlling Shareholders, any breach or inaccuracy of any representations and warranties made by BII, Wall or Wyler in or pursuant to this Agreement, or in any certificate or affidavit delivered by the same at the Closing in accordance with the provisions hereof;

               (ii) in the case of each BII Shareholder (including Wall and Wyler individually), any breach or inaccuracy of any representations and warranties made by such BII Shareholder in or pursuant to this Agreement (specifically, the representations and warranties contained in Sections 4.3(b), 4.29, 4.31, 4.32, 4.33 and 4.34), or in any certificate or affidavit delivered by the same at the Closing in accordance with the provisions hereof;

               (iii) in the case of the Controlling Shareholders and, as applicable, each BII Shareholder, any failure by BII or such BII Shareholder, as applicable, to carry out, perform, satisfy and discharge any of their respective covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any of the documents and materials delivered by BII pursuant to this Agreement; and

               (iv) any suit, action or other proceeding arising out of, or in any way related to, any of the matters referred to in this Section 8.2.

          (b) Notwithstanding the above, the BII Shareholders (including Wall and Wyler individually and as Controlling Shareholders) shall riot have any liability under Section 8.2(a) above (i) unless the aggregate of all Parent Losses for which the BII Shareholders would be liable but for this sentence exceeds, on a cumulative basis, an amount equal to $200,000, and then only to the extent of such excess, (ii) for amounts in excess of $14,000,000 in the aggregate, and (iii) unless Parent has asserted a claim with respect to the matters set forth in Section 8.2(a)(i) or 8.2(a)(iii) (to the extent applicable to Section

8.2(a)(i)) within two years of the Effective Time, except with respect to the matters arising under Sections 4.18, 4.19, 4.20 or 4.24 hereof, in which event Parent must have asserted a claim within the applicable statute of limitations.

     8.3  NOTIFICATION OF CLAIMS; ELECTION TO DEFEND.

          (a) A party entitled to be indemnified pursuant to Section 8.1 or 8.2 hereof, as the case may be (the "Indemnified Party"), shall notify the party liable for such indemnification (the "Indemnifying Party") in writing of any claim or demand (a "Claim") that the Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement. Subject to the Indemnifying Party's right to defend in good faith third party claims as hereinafter provided, the Indemnifying Party shall satisfy its obligations under this Article VIII within 30 days after the receipt of written notice thereof from the Indemnified Party. Any amounts paid thereafter shall include interest thereon for the period commencing at the end of such 30-day period and ending on the actual date of payment, at a rate of 15 per annum, or, if lower, at the highest rate of interest permitted by applicable law at the time of such payment.

          (b) If the Indemnified Party shall notify the Indemnifying Party of any Claim pursuant to Section 8.3(a) hereof, and if such Claim relates to a Claim asserted by a third party against the Indemnified Party that the Indemnifying Party acknowledges is a Claim for which it must indemnify or hold harmless the Indemnified Party under Section 8.1 or 8.2 hereof, as the case may be, the Indemnifying Party shall have the right, at its sole cost and expense, to employ counsel of its own choosing to defend any such Claim asserted against the Indemnified Party; provided, however, that if the Indemnified Party (i)
                       --------  -------
reasonably believes that its interests with respect to a Claim (or any material portion thereof) are in conflict with the interests of the Indemnifying Party with respect to such Claim (or portion thereof), and (ii) promptly notifies the Indemnifying Party, in writing, of the nature of such conflict, then the Indemnified Party shall be entitled to choose, at the sole cost AND EXPENSE of the Indemnifying Party, independent counsel to DEFEND such Claim (or the conflicting portion thereof). The Indemnified Party shall have the right to participate in the defense of any such Claim at its own expense (except to the extent provided in the foregoing sentence), but the Indemnifying Party shall retain control over such litigation (except as provided in the foregoing sentence). The Indemnifying Party shall notify the Indemnified Party in writing, as promptly as possible (but in any case before the due date for the answer or response to a claim) after the date of the notice of claim given by the Indemnified Party to the Indemnifying Party under Section 8.3(a) hereof of its election to defend in good faith any such third party Claim. So long as the Indemnifying Party is defending in good faith any such Claim asserted by a third party against the Indemnified Party, the Indemnified Party shall not settle or compromise such Claim without the prior written consent of the Indemnifying Party. The Indemnified Party shall cooperate with the Indemnifying Party in connection with any such defense and shall make available to the Indemnifying Party or its agents all records and other materials in the Indemnified Party's possession reasonably required by it for its use in contesting any third party Claim; provided, however, that the Indemnifying Party shall have agreed, in writing, to
--------  -------
keep such records and other materials confidential expect to the extent required for defense of the relevant Claim. Whether or not the Indemnifying Party elects to defend any such Claim, the Indemnified Party shall have no obligations to do so. Within 30 days after a final determination (including, without limitation, a settlement) has been reached with respect to any Claim contested pursuant to this Section 8.2(b), the Indemnifying Party shall satisfy its obligations with respect thereto. Any amounts paid thereafter shall include interest thereon for the period commencing at the end of such 30-day period and ending on the actual date of payment, at a rate of 15% per annum, or, if lower, at the highest rate of interest permitted by applicable law at the time of such payment.

                                  ARTICLE IX

                              GENERAL PROVISIONS

    9.1 SURVIVAL; RECOURSE. None of the agreements contained in this Agreement shall survive the Merger, except that (i) the agreements contained in Section
2.3 hereof, Article III hereof and Section 6.4 hereof, the obligations to indemnify contained in Article VIII hereof and the agreements of the Surviving Corporation referred to in Sections 9.10 and 9.11 hereof, shall survive the Merger indefinitely (except to the extent a shorter period of time is explicitly specified therein) and (ii) the representations and warranties made in Articles IV and V of this Agreement shall survive the Merger, and shall survive any independent investigation by the parties, and any dissolution, merger or consolidation of BII or Parent, and shall bind the legal representatives, assigns and successors of BII, the BII Shareholders, Parent, for a period of two years after the Closing Date (other than the representations and warranties contained in Sections 4.18, 4.19, 4.20, 4.24, 5.19, 5.20, 5.21 and 5.24 hereof, which shall survive for the applicable statute of limitations).

     9.2 NOTICES. All notices or other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in Person, by telecopy (with confirmation of receipt), or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to BII:          BoxTop Interactive, Inc.
                    10960 Wilshire Boulevard
                    Suite 1550
                    Los Angeles, California 90024
                    Attention: Kevin Wall, President
                    Telecopy: 310/235-3999

with copies to:     Weissmann, Wolff, Bergman, Coleman &
                    Silverman, LLP
                    9665 Wilshire Boulevard
                    Suite 900
                    Beverly Hills, California 90212
                    Attention: Alan L. Grodin, Esq.
                    Telecopy: 310/550-7191

If to the BII       To the address listed under the
Shareholders:       signature line of the applicable BII
                    Shareholder

With copies to:     Weissmann, Wolff, Bergman, Coleman &
                    Silverman, LLP
                    9665 Wilshire Boulevard
                    Suite 900
                    Beverly Hills, California 90212
                    Attention: Alan L. Grodin, Esq.
                    Telecopy: 310/550-7191

If to Parent:       IXL Holdings, Inc.
                    1465 Northside Drive
                    Suite 110
                    Atlanta, Georgia 30318
                    Attention: James V. Sandry
                    Telecopy: 404/350-9823

With copies to:     Minkin & Snyder, A Professional
                    Corporation
                    One Buckhead Plaza
                    3060 Peachtree Road, Suite 1100
                    Atlanta, Georgia 30305
                    Attention: James S. Altenbach, Esq.
                    Telecopy: 404/233-5824

and to:             Kelso & Company
                    320 Park Avenue
                    24th Floor
                    New York, New York 10032
                    Attention: James J. Connors II, Esq.
                    Telecopy:  212/223-2379

If to Sub/Surviving
Corporation:             IXL Merger Corp. III, Inc.
                         1465 Northside Drive
                         Suite 110
                         Atlanta, Georgia 30318
                         Attention: James V. Sandry
                         Telecopy: 404/350-9823

With copies to:          Minkin & Snyder, A Professional
                         Corporation
                         One Buckhead Plaza
                         3060 Peachtree Road, Suite 1100
                         Atlanta, Georgia 30305
                         Attention: James S. Altenbach, Esq.
                         Telecopy: 404/233-5824

and to:                  Kelso & Company
                         320 Park Avenue
                         New York, New York 10032
                         Attention: James J. Connors II, Esq.
                         Telecopy:  212/223-2379

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section.

     9.3 ENTIRE AGREEMENT. This Agreement and the documents, schedules and instruments referred to herein and to be delivered pursuant hereto constitute the entire agreement between,the parties pertaining to the subject matter hereof, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. There are no other representations or warranties, whether written or oral, between the parties in connection the subject matter hereof, except as expressly set forth herein or made pursuant hereto.

     9.4 ASSIGNMENTS; PARTIES IN INTEREST. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that the rights, interests, and obligations of Sub hereunder may be assigned to any wholly owned Delaware subsidiary of Parent without such prior consent. Subject to the preceding sentence, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any Person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except as otherwise provided herein.

     9.5 FEES AND EXPENSES. All reasonable fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses; provided,
                                                                      --------
however, that the reasonable fees and expenses of BII and the BII Shareholders
-------
shall be paid by Parent.

     9.6 GOVERNING LAW. This Agreement, except to the extent that the CCC or the DGCL is mandatorily applicable to the Merger or the rights of the shareholders of BII or the other parties hereto with respect to the Merger, shall be governed in all respects by the laws of the State of Georgia (without giving effect to the provisions thereof relating to conflicts of law).

     9. HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     9.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute a single agreement.

     9.9 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economics or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon determination that any term or other provision hereof is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     9.10 POST-CLOSING ACCESS. For a period of at least three years after the Closing Date, the BII Shareholders and their agents and representatives shall have reasonable access to the books and records of BII.

     9.11 POST-CLOSING NOTICE. To the extent the Surviving Corporation receives written notice of any event or circumstance that materially affects any of the BII Shareholders, the Surviving Corporation shall promptly notify the affected BII Shareholder of such matter, information, or event and shall provide them with copies of all relevant documentation or correspondence in connection thereto.

     9.12 CERTAIN DEFINITIONS. As used in this Merger Agreement (a) the term "Subsidiary" or "Subsidiaries" means, with respect to Parent, any Entity of which Parent (either alone or through or together with any other Subsidiary) owns, directly or indirectly, stock or other equity interests the holders of which are generally entitled to more than 50* of the vote for the election of the board of directors or other governing body of such corporation or other legal entity (including, without limitation, Sub); provided, however, that the terms "Subsidiary" and "Subsidiaries" shall not
--------  -------
include (i) University Netcasting, Inc., or (ii) BII; and (b) any representation or warranty stated to be made "to the knowledge" of a party shall refer to such party's knowledge following reasonable inquiry as to the matter in question; provided, however, that the "knowledge of BII" shall mean the knowledge of Wall, Wyler or Jeff Demma following reasonable inquiry.

                     - SIGNATURES ON THE FOLLOWING PAGE -

     IN WITNESS WHEREOF, Parent, Sub and BII have caused this Agreement to be signed by their respective officers thereunder duly authorized, and each BII Shareholder has signed this Agreement, all as of the date first written above.

                              "BII"

                              BOXTOP INTERACTIVE, INC., a California
                              corporation


                              By: /s/ Kevin Wall
                                 ------------------------------------------
                              Title:   President
                                    ---------------------------------------

                              (Corporate Seal]



                              "PARENT"

                              IXL HOLDINGS, INC., a Delaware corporation

                              By: /s/ James V. Sandry
                                  -----------------------------------------
                                  James V. Sandry, Executive Vice President

                              [Corporate Seal]



                              "SUB"

                              IXL MERGER CORP. III, INC., a Delaware
                              corporation



                              By: /s/ James V. Sandry
                                  -----------------------------------------
                                  James V. Sandry, Executive Vice President

                              [Corporate Seal]


                 - SIGNATURES CONTINUE ON THE FOLLOWING PAGE -

                              "BII Shareholder"

                              By: /s/ Kevin Wall
                                 -------------------------------
                                      Kevin Wall

                              Address: 1670 N. Dolteny Dr
                                      --------------------------
                                      LA 90069
                                      --------------------------

                                      __________________________


                              By /s/ David Wyler
                                 -------------------------------
                                     David Wyler

                              Address:  989 Moraga Dr.
                                      --------------------------
                                        Los Angeles, CA, 90049
                                      --------------------------
                                      __________________________


                              By: /s/ Lisa Janzen
                                 -------------------------------
                                      Lisa Janzen

                              Address: 6256 Crebs Ave
                                      --------------------------
                                       Reseda CA 91335
                                      --------------------------

                                      __________________________


                              By: /s/ Jeff Demma
                                 -------------------------------
                                      Jeff Demma

                              Address: 1647 N. Martez Ave
                                      --------------------------
                                       Los Angeles CA 90046
                                      --------------------------

                                      __________________________


                              By: /s/ Glen Golenberg
                                  ------------------------------
                                      Glen Golenberg

                              Address: 11100 Santa Monica Blvd
                                      --------------------------
                                       Suite 990
                                      --------------------------
                                       Los Angeles CA 90025
                                      --------------------------


                              By: /s/ Philip Gustlin
                                 -------------------------------
                                      Philip Gustlin

                              Address: 12021 Wilshire Blvd.
                                      --------------------------
                                       Suite 865
                                      --------------------------
                                       Los Angeles, CA 90025
                                      --------------------------

                 - SIGNATURES CONTINUE ON THE FOLLOWING PAGE -

                              By: /s/ Mark Guren, trustee
                                 --------------------------------
                                      Marc Guren

                              Address: 12720 Hanover Street
                                      ---------------------------
                                       Los Angeles, CA 90049
                                      ---------------------------

                                      ___________________________


                              By: /s/ Glen Golenberg, atty-in-fact
                                 -------------------------------
                                      Stephen D. Silbert

                              Address: 2121 Avenue of the Stars
                                      --------------------------
                                       Los Angeles, CA 90067
                                      --------------------------
                                       18th Floor
                                      __________________________



                              By: /s/ Marc Gruen, atty-in-fact
                                 -------------------------------
                                      David V. Karney


                              Address: 12011 San Vicente Blvd
                                      --------------------------
                                       Suite 606
                                      --------------------------
                                       Los Angeles CA 90049
                                      --------------------------



                              By: /s/ Katherine Noto
                                 -------------------------------
                                      Katherine Noto

                              Address: 168 West 86th St
                                      --------------------------
                                       N.Y 10024
                                      --------------------------

                                      __________________________

                                   EXHIBITS
                                   --------

Parent's Closing Certificate.................................... Exhibit A-1

Sub's Closing Certificate....................................... Exhibit A-2

Option Agreement................................................ Exhibit B-1

Option Agreement................................................ Exhibit B-2

Warrant Agreement............................................... Exhibit C

Stockholders' Agreement Amendment............................... Exhibit D

Agreement to Be Bound to Registration Rights Agreement.......... Exhibit E

Parent's Opinion of Counsel..................................... Exhibit F

BII's Closing Certificate....................................... Exhibit G

BII's Opinion of Counsel........................................ Exhibit H

                                 SCHEDULE 4.1

                  ARTICLES OF INCORPORATION AND BYLAWS OF BII


                                 SCHEDULE 4.3


                   HOLDERS OF BII STOCK AND BII STOCK RIGHTS


                                 SCHEDULE 4.5


                CONFLICTS, REQUIRED FILINGS AND CONSENTS OF BII


                                 SCHEDULE 4.6


                          FINANCIAL STATEMENTS OF BII


                                 SCHEDULE 4.7


                    EXCEPTIONS TO ABSENCE OF CHANGES OF BII


                                 SCHEDULE 4.8


                        UNDISCLOSED LIABILITIES OF BII

                                 SCHEDULE 4.9
                                 ------------

                   EXCEPTIONS TO TITLE TO PROPERTIES OF BII


                                 SCHEDULE 4.10
                                 -------------

                             BAD EQUIPMENT OF BII


                                 SCHEDULE 4.12
                                 -------------

                         LIENS ON REAL PROPERTY OF BII


                                 SCHEDULE 4.13
                                 -------------

                                 LEASES OF BII


                                 SCHEDULE 4.14
                                 -------------

                               CONTRACTS OF BII


                                 SCHEDULE 4.15
                                 -------------

                     LIST OF DIRECTORS AND OFFICERS OF BII

                                 SCHEDULE 4.16
                                 -------------

                          PAYROLL INFORMATION OF BII


                                 SCHEDULE 4.17
                                 -------------

                               LITIGATION OF BII


                                 SCHEDULE 4.18
                                 -------------

                 EMPLOYEE BENEFIT PLANS/LABOR RELATIONS OF BII


                                 SCHEDULE 4.19
                                 -------------

                              ERISA ISSUES OF BII


                                 SCHEDULE 4.21
                                 -------------

                                PERMITS OF BII


                                 SCHEDULE 4.23
                                 -------------

                                BROKERS OF BII


                                 SCHEDULE 4.25
                                 -------------

             INTEREST IN CUSTOMERS, SUPPLIERS & COMPETITORS OF BII

                                 SCHEDULE 4.26
                                 -------------

                    ACCOUNTS RECEIVABLE AGING REPORT OF BII


                                 SCHEDULE 4.27
                                 -------------

                     ACCOUNTS PAYABLE AGING REPORT OF BII


                                 SCHEDULE 4.28
                                 -------------

                              INSURANCE OF BII


                                  SCHEDULE 5.1
                                  ------------

           CERTIFICATE OF INCORPORATION AND BYLAWS OF PARENT AND SUB


                                  SCHEDULE 5.3
                                  ------------

           CONFLICTS, REQUIRED FILINGS AND CONSENTS OF PARENT AND SUB


                                  SCHEDULE 5.4
                                  ------------

                               PARENT LITIGATION


                                  SCHEDULE 5.5
                                  ------------

                            PARENT AND SUB BROKERS

                                SCHEDULE 5.6(A)
                                ---------------

                     PARENT STOCK, OPTIONS, WARRANTS, ETC.


                                SCHEDULE 5.6(B)
                                ---------------

              PARENT STOCK - STOCKHOLDERS AS OF THE EFFECTIVE DATE


                                  SCHEDULE 5.7
                                  ------------

                             SUBSIDIARIES OF PARENT


                                  SCHEDULE 5.9
                                  ------------

               EXCEPTIONS TO ABSENCE OF CHANGES OF PARENT OR SUB


                                 SCHEDULE 5.10
                                 -------------

                         PARENT UNDISCLOSED LIABILITIES


                                 SCHEDULE 5.11
                                 -------------

                    PARENT EXCEPTIONS TO TITLE TO PROPERTIES


                                 SCHEDULE 5.12
                                 -------------

                             BAD PARENT EQUIPMENT

                                 SCHEDULE 5.13
                                 -------------

          EXCEPTIONS TO PARENT INTELLECTUAL PROPERTY RIGHTS/SOFTWARE


                                 SCHEDULE 5.14
                                 -------------

              TITLE POLICIES FOR & LIENS ON PARENT REAL PROPERTY


                                 SCHEDULE 5.15
                                 -------------

                                 PARENT LEASES


                                 SCHEDULE 5.16
                                 -------------

                              CONTRACTS OF PARENT


                                 SCHEDULE 5.17
                                 -------------

                         PARENT DIRECTORS AND OFFICERS


                                 SCHEDULE 5.19
                                 -------------

                         PARENT EMPLOYEE BENEFIT PLANS


                                 SCHEDULE 5.20
                                 -------------

           EFFECT OF TRANSACTION ON PARENT BENEFIT PLANS UNDER ERISA

                                 SCHEDULE 5.21
                                 -------------

                 EXCEPTION TO FILING OF TAX RETURNS OF PARENT


                                 SCHEDULE 5.22
                                 -------------

                                 PARENT PERMITS


                                 SCHEDULE 5.25
                                 -------------

            PARENT INTEREST IN CUSTOMERS, SUPPLIERS AND COMPETITORS


                                 SCHEDULE 5.26
                                 -------------

                    PARENT ACCOUNTS RECEIVABLE AGING REPORT


                                 SCHEDULE 5.27
                                 -------------

                     PARENT ACCOUNTS PAYABLE AGING REPORT


                                 SCHEDULE 5.28
                                 -------------

                                PARENT INSURANCE


                                SCHEDULE 6.4(B)
                                ---------------

        OPTIONS/WARRANTS OF PARENT ISSUED TO HOLDER OF BII STOCK RIGHTS

                                SCHEDULE 6.4(C)
                                ---------------


  OPTIONS/WARRANTS OF PARENT ISSUED TO PERSONS NOT LISTED IN SCHEDULE 6.4(B)


                                SCHEDULE 7.1(B)
                                ---------------


                                PARENT CONSENTS


                                SCHEDULE 7.1(C)
                                ---------------


                      PERSONS TO SIGN AN OPTION AGREEMENT


                                SCHEDULE 7.1(D)
                                ---------------


                      PERSONS TO SIGN A WARRANT AGREEMENT


                                SCHEDULE 7.2(B)
                                ---------------


                                CONSENTS OF BII